SUBSCRIPTION AGREEMENT FOR UNITS

TO:    U.S. Geothermal Inc. (the “Company”)

The undersigned (the “Investor”) hereby subscribes for and agrees to purchase the number of Units of the Company (the “Units”) set forth below at a price of US$0.37 per Unit, for the total aggregate subscription price set forth below (the “Aggregate Subscription Price”), upon and subject to the terms and conditions set forth in this agreement (the “Subscription Agreement”). Attached as Annex I and Annex II to this Subscription Agreement is a summary of the terms and conditions of the sale of the Units and the representations, warranties and covenants hereby made by the Investor (on its own behalf and, if applicable, on behalf of the others for whom it is contracting hereunder) and the Company, all of which Annex I and Annex II forms part of and is hereby incorporated by reference into this Subscription Agreement (collectively, the “Terms and Conditions”).

Number of Units: [•]
No. of Warrant Shares: [•]

By:	Aggregate Subscription Price: US$[•]
(Authorized Signature)	Per Unit Subscription Price: US$0.37

(Official Capacity or Title – please print)	The relationship between the Investor and the registered
holder listed:
(Please print name of individual whose signature appears
above)

(Investor’s Address)

(Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

(Telephone Number)	(DTC Participant Number)

(E-mail Address)	(Name of Account at DTC Participant being credited with the
Shares)

Business Identification Number or Social Insurance Number of	(Account Number at DTC Participant being credited with the
the registered holder (as applicable)	Shares)

Register the Shares and Warrants as set forth below:	Deliver the Warrants as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address)

ACCEPTANCE: U.S. Geothermal Inc. hereby accepts the subscription as set forth above upon and subject to the terms and conditions contained in this Subscription Agreement.

__________________, 2012

U.S. GEOTHERMAL INC.

By: ___________________________

This Signature Page is the first page of a Subscription Agreement comprised of 12 pages (not including Exhibit A).

ANNEX I

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
UNITS OF U.S. GEOTHERMAL INC.

     The Investor hereby confirms its agreement with U.S. Geothermal Inc., a Delaware corporation, as follows:

     1. This Subscription Agreement, including the Additional Terms and Conditions For Purchase of Units attached hereto as Annex II (collectively, (this “Subscription Agreement”) is made as of the date set forth on the Signature Page hereto between the Company and the Investor.

     2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of 11,960,792 units of the Company (the “Units”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, with each Unit consisting of (i) one share of common stock of the Company, par value US$0.001 per share (the “Common Shares”), and (ii) one-half of one common share purchase warrant (a “Warrant” and, collectively, the “Warrants”). Each whole Warrant will entitle the holder to purchase one (1) Common Share at an exercise price of US$0.50 per Common Share (subject to adjustment) and is exercisable for a period of sixty (60) months from the Closing Date (as defined in Annex II to this Subscription Agreement). The certificate representing the Warrants shall be in substantially the form of Exhibit A attached hereto (the “Warrant Certificate”). The aggregate of up to 11,960,792 Common Shares comprising the Units proposed to be sold is hereinafter referred to as the “Shares.” The Units will not be issued or certificated. The Shares and the Warrants are immediately separable and will be issued separately. The Common Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”).

     3. The offer and sale of the Units (the “Offering”) are being made pursuant to (1) the Company’s effective Registration Statement including a base prospectus (the “Base Prospectus”) on Form S-3 (File No. 333-170202) (which, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof (each, an “Issuer Free Writing Prospectus”), and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Units and the terms of the Offering that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

     4. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth on the Signature Page hereto for the aggregate purchase price set forth on the Signature Page. The Units shall be purchased pursuant to the Additional Terms and Conditions for Purchase of Units attached hereto as Annex II and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement.

     5. The manner of settlement of the Shares included in the Units purchased by the Investor shall be as follows:

     Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby the Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Computershare Trust Company, N.A., the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Company’s direction. No later than one (1) business day after the execution of this Subscription Agreement by the Investor and the Company, the Investor shall:

(I)

DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

[Note: Wire instructions will be provided separately.]

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES AND WARRANTS MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER. IF THE INVESTOR IS EXCLUDED FROM THE CLOSING THEN ALL FUNDS FORWARDED TO THE COMPANY BY THE INVESTOR WILL BE RETURNED WITHOUT INTEREST WITHIN ONE WEEK AFTER THE CLOSING.

For purposes of this Subscription Agreement, “business day” means any day which is not Saturday or Sunday or a legal holiday in the City of New York, New York.

     6. The executed Warrants shall be delivered in accordance with the terms thereof.

     7. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc.

(“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, twenty percent (20%) or more of the Common Shares (or securities convertible into or exercisable for Common Shares) or the voting power of the Company on a post-Closing basis. Exceptions:

     (If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

     8. The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Base Prospectus contained as part of the Company’s Registration Statement filed on November 24, 2010 and declared effective on December 1, 2010, the documents incorporated by reference therein and any Issuer Free Writing Prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Subscription Agreement.

     9. No offer by the Investor to buy Units will be accepted and no part of the purchase price will be delivered to the Company until the Investor has received the Disclosure Package and the Company has accepted such offer by countersigning a copy of this Subscription Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Disclosure Package and this Subscription Agreement is accepted and countersigned by or on behalf of the Company.

ANNEX II

ADDITIONAL TERMS AND CONDITIONS FOR PURCHASE OF UNITS

     1. Authorization and Sale of the Units. Subject to the terms and conditions of this Subscription Agreement, the Company has authorized the sale of the Units.

     2. Agreement to Sell and Purchase the Units; Placement Agent.

               2.1 At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the signature page of the Subscription Agreement to which these Additional Terms and Conditions for Purchase of Units are attached as Annex II (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

               2.2 The Company proposes to enter into substantially this same form of Subscription Agreement with each investor that was solicited (collectively, the “Other Investors”) and expects to complete sales of Units to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors”.

               2.3 The Investor acknowledges that the Company intends to pay Kuhns Brothers Securities Corporation (the “Placement Agent”) a cash fee equal to 6.0% of the gross proceeds received by the Company for the Offering.

               2.4 The Company confirms that neither it nor any other person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in any Current Report on Form 8-K filed or to be filed by the Company with the Commission. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

     3. Closings and Delivery of the Units and Funds.

               3.1 Closing. The completion of the purchase and sale of the Units (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent in accordance with Rule 15c6-l promulgated under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The Closing Date may not occur within three business days of the execution of this Subscription Agreement. Accordingly, Investors who wish to trade Shares on any day prior to three business days before delivery should consult their own advisors and may be required to specify alternative settlement arrangements to prevent a failed settlement. At the Closing, (a) the Company shall cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Signature Page in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor one Warrant Certificate representing the right to purchase the number of Warrant Shares set forth on the Signature Page, and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

               3.2 Conditions to the Obligations of the Parties.

                         (a) Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the aggregate purchase price for the Units being purchased hereunder as set forth on the Signature Page; (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date; and (iii) approval of the NYSE MKT LLC and the Toronto Stock Exchange (the “TSX”) to list the Shares and Warrant Shares.

                         (b) Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company.

               3.3 Delivery of Funds. Delivery by Electronic Book-Entry at The Depository Trust Company. No later than one (1) business day after the execution of this Subscription Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account designated by the Company:

                     [Note: Wire instructions will be provided separately.]

               3.4 Delivery of Shares. Delivery by Electronic Book-Entry at The Depository Trust Company. No later than one (1) business day after the execution of this Subscription Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares. Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

     4. Representations, Warranties and Covenants of the Investor.

          The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

               4.1 The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units, (b) the Investor has answered all questions on the Signature Page and on Page 3 of this Subscription Agreement for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Units set forth on the Signature Page, is relying only upon the Disclosure Package and the documents incorporated by reference therein.

               4.2 (a) Other than the Company’s application to the TSX to list the Shares and Warrant Shares, no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required, (b) the Investor will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense, and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Securities, except as set forth or incorporated by reference in the Prospectus.

               4.3 (a) The Investor has full right, power, authority and capacity to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Subscription Agreement, and (b) this Subscription Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

               4.4 The Investor understands that nothing in this Subscription Agreement, the Prospectus, the Disclosure Package or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units. The Investor also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange. The Investor understands that without an active market, the liquidity of the Warrants will be limited.

               4.5 The Investor will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 14 of this Annex II.

               4.6 Since the time at which the Placement Agent first contacted such Investor about the Offering, the Investor has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors in connection with the Offering) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities). The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Subscription Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Subscription Agreement to cover any short position in the Common Shares if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect share pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

               4.7 The Investor represents and warrants that it is a resident of the jurisdiction set out on the Signature Page of this Subscription Agreement, which address is the residence, registered office or place of business of the Investor, and that such Investor (i) is not a resident of Canada nor is it purchasing the Units for the account or benefit of a Canadian resident; (ii) was not offered the Units in Canada, and (iii) did not execute or deliver this Subscription Agreement in Canada. In addition, the Investor understands and acknowledges that (a) no securities commission or similar regulatory authority in Canada has reviewed or passed on the merits of the Securities, (b) there is no government or other insurance covering the Securities, (c) there are risks associated with the purchase of the Securities, (d) there are restrictions on the Investor’s ability to resell the Securities in Canada and it is the responsibility of the Investor to find out what those restrictions are and to comply with them before selling the Securities, and (e) the Securities will not be freely tradeable in Canada for a period of four (4) months and one (1) day from Closing, and as a result, the Securities may not be sold, transferred or otherwise disposed of to a Canadian resident during this period, nor may the Investor enter into any discussions, negotiations or agreements within Canada with respect to the sale, transfer or disposition of any of the Securities for a period of four (4) months and one (1) day from Closing.

               4.8 The Investor agrees that at no time within four (4) months and one (1) day after the Closing Date will it (i) sell, transfer or otherwise dispose of any Securities to a Canadian resident or, (ii) enter into any discussions, negotiations or agreements within Canada with respect to the sale, transfer or disposition of any Securities.

     5. Representations, Warranties and Covenants of the Company.

         The Company represents and warrants to, and agrees with, the Investor that:

               5.1 The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and as described in the Disclosure Package. Neither the Company nor any of its subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

               5.2 Neither the Company nor any of its subsidiaries is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and no such actions, suits or proceedings have been threatened or, to the Company’s knowledge, are pending, except as disclosed in the Disclosure Package.

               5.3 The Company is the beneficial owner of the properties, business and assets or the interests in the properties, business and assets disclosed in the Disclosure Package, all material agreements by which the Company holds an interest in a property, business or asset are in good standing according to their terms except as disclosed in the Disclosure Package or where any such default would not have a material adverse effect on the Company, and there has not been any breach of the applicable laws of the jurisdictions in which such properties, business and assets are situated which would have a material adverse effect on such properties, business and assets.

               5.4 The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors or the Company’s shareholders in connection therewith. This Subscription Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

               5.5 The execution, delivery and performance by the Company of this Subscription Agreement, the issuance and sale of the Units to the Investor and the consummation by it of the transactions contemplated hereby will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected.

               5.6 The Company has properly prepared and filed all tax returns and all taxes payable have been paid except where the Company is contesting in good faith any re-assessments of its taxes payable thereunder.

               5.7 Except as disclosed in the Disclosure Package and except for options granted in the ordinary course under the Company’s stock option and incentive plans, there are no outstanding options, warrants or other securities exercisable to purchase or convertible or exchangeable into Common Shares.

               5.8 The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any other person or entity (including, without limitation, any shareholder of the Company), in connection with the execution, delivery and performance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby, including the sale and issuance of the Units to the Investor, other than the approval of the Toronto Stock Exchange and the NYSE MKT LLC and the filing with the Commission of the Prospectus Supplement, or such other consents or various waivers which have already been obtained.

               5.9 The Shares are duly authorized and, when issued and paid for in accordance with this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens. Upon the Closing, the Warrant Shares will have been duly allotted and reserved for issuance and, when issued upon the due exercise of the Warrants, will be duly issued as fully paid and non-assessable Common Shares. The Company has reserved from its duly authorized capital the maximum number of Common Shares issuable pursuant to this Subscription Agreement. The Registration Statement conforms with the requirements of the Securities Act, including the Base Prospectus, and such amendments and supplements thereto as may have been required as of the date of this Subscription Agreement. The Registration Statement is effective in respect of the Units under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company has filed or will file the Prospectus Supplement with the Commission within the time required by the rules and regulations of the Commission. At the time the Registration Statement and any amendments thereto became effective and at the date of this Subscription Agreement, the Registration Statement (including documents incorporated by reference therein) and any amendments thereto filed as of the applicable time, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus (including any documents incorporated by reference therein) and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               5.10 The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and any Prospectus Supplement, being collectively referred to herein as the “SEC Reports”). The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except to the extent that unaudited financial statements may not contain all footnotes required by GAAP, and such statements fairly present in all material respects the financial position of the Company on a consolidated basis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

               5.11 The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or that to its knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Shares are listed on the Toronto Stock Exchange under the symbol “GTH” and NYSE MKT LLC under the symbol “HTM”.

               5.12 The Company and the Company’s Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Investor as a result of the transactions contemplated hereby and the Company and the Investor fulfilling their obligations or exercising their rights under this Subscription Agreement, including, without limitation, as a result of the Company’s issuance of the Units and the Investor’s ownership of the Units.

               5.13 The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Subscription Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Subscription Agreement and the transactions contemplated hereby and any advice given by the Investor or any of its representatives or agents in connection with this Subscription Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Units. The Company further represents to the Investor that the Company’s decision to enter into this Subscription Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

               5.14 The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

     6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Subscription Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

     7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, Idaho 83706
Attention: Daniel J Kunz, Chief Executive Officer
Facsimile: (208) 424-1030

with copies to:

Dorsey & Whitney LLP
Columbia Center
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104
Attention: Christopher J. Barry
                   Kimberley R. Anderson
Facsimile: (206) 903-8820

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     8. Changes. This Subscription Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

     9. Headings. The headings of the various sections of this Subscription Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Subscription Agreement.

     10. Severability. In case any provision contained in this Subscription Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

     11. Governing Law. This Subscription Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

     12. Counterparts. This Subscription Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission).

     13. Confirmation of Sale. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Subscription Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission) shall constitute written confirmation of the Company’s sale of Units to such Investor.

     14. Press Release. The Company and the Investor agree that the Company shall (a) prior to the opening of the financial markets in New York City on the business day immediately after the date hereof or as soon thereafter as possible issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) as promptly as practicable thereafter, file a Current Report on Form 8-K with the Commission including, but not limited to, a form of this Subscription Agreement and a form of the Warrant Certificate.

EXHIBIT A

U.S. GEOTHERMAL INC.

FORM OF WARRANT CERTIFICATE

(See attached)

U.S. GEOTHERMAL INC.

NO. •	• WARRANTS

Date of Issuance: December [•], 2012 (the “Issuance Date”)

COMMON SHARE PURCHASE WARRANTS

THIS IS TO CERTIFY THAT for value received [•], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, for each whole warrant represented by this certificate (this “Warrant Certificate”) to purchase, at any time or times on or after the Issuance Date up to and including 5:00 p.m. (New York time) on December [•], 2017 (the “Time of Expiry”), one fully paid and non-assessable common share (“Common Share”) in the capital of U.S. Geothermal Inc. (the “Company”) (such common share, a “Warrant Share” and collectively, the “Warrant Shares”) at a price per share of US$0.50 (the “Exercise Price”), subject to adjustment as hereinafter referred to. The warrants represented by this Warrant Certificate are the warrants to purchase Common Shares (the “Warrants”) issued pursuant to (i) that certain Subscription Agreement, dated as of December [•], 2012, by and between the Company and the Holder (the “Subscription Agreement”) and (ii) the Company’s Registration Statement on Form S-3 (File number 333-170202) including the exhibits thereto, as amended at the date of this Warrant Certificate, the Prospectus contained therein filed with the Securities and Exchange Commission (the “Commission”), effective December 1, 2010, and a Prospectus Supplement containing certain supplemental information regarding the securities sold pursuant to the Subscription Agreement that has been or will be filed with the Commission.

1.   Exercise of Warrants.

1.1 Election to Purchase.

     The rights evidenced by this Warrant Certificate may be exercised by the Holder on any day on or after the Issuance Date, in whole or in part, up to and including the Time of Expiry in accordance with the provisions hereof. The exercise may be effected by providing to the Company at 1505 Tyrell Lane, Boise, Idaho 83706 (or such other address as may be notified in writing by the Company) (i) this Warrant Certificate and a duly completed and executed Subscription Form in substantially the form attached as Exhibit “1” hereto (“Subscription Form”) and (ii) (A) payment of the Exercise Price by a certified cheque, bank draft or money order payable at par to the order of the Company, or by wire or electronic funds transfer to an account designated by the Company, in each case in the amount of the aggregate Exercise Price for the number of Warrant Shares specified in the Subscription Form (the “Aggregate Exercise Price”) or (B) provided the conditions for cashless exercise set forth in Section 1.5 are satisfied, by notifying the Company that the Warrants are being exercised pursuant to a Cashless Exercise (as defined in Section 1.5) . A duly completed and executed Subscription Form shall be deemed to be delivered only upon personal delivery thereof to, or if sent by mail or other means of transmission upon actual receipt thereof by, the Company. If the Holder subscribes for a lesser number of Common Shares than may be subscribed for pursuant to this Warrant Certificate, the Holder shall be entitled to receive, without charge to the Holder, a new warrant certificate in respect of the balance of the Warrants referred to in any surrendered warrant certificate but not exercised pursuant to the Subscription Form. On or before the first (1st) business day following the date on which the Company has received each of this Warrant Certificate, the duly completed and executed Subscription Form and the Aggregate Exercise Price (or notice of a Cashless Exercise) (collectively, the “Exercise Delivery Documents”), the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and to the Company’s transfer agent (the “Transfer Agent”). For purposes of this Warrant Certificate, “business day” means any day which is not Saturday or Sunday or a legal holiday in the City of New York, New York.

1.2 Exercise.

      The Company shall, as soon as possible following the date of receipt of the Exercise Delivery Documents (the “Exercise Date”) and in accordance with Section 1.3, issue as of the Exercise Date that number of Warrant Shares specified in the Subscription Form as fully paid and non-assessable Common Shares in the capital of the Company. The Company shall pay any and all transfer taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of the Warrants.

1.3 Share Delivery.

      As promptly as practicable after the Exercise Date and, in any event, within three (3) business days of the Exercise Date (the “Share Delivery Date”), the Company shall, (i) credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian system, or (ii) issue and dispatch by overnight courier to the address as specified in the Subscription Form, or, if not so specified in the Subscription Form, cause to be held for collection by the Holder at the address of the Company as set out in subsection 1.1 (or at such additional place as may be decided by the Company from time to time and notified to the Holder), certificates, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. Subject to applicable laws, upon delivery of the Exercise Delivery Documents, the Holder or its designee, as applicable, shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which the Warrants have been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s or its designee’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

1.4 Company’s Failure to Timely Deliver Securities.

       If, upon the Holder’s exercise of the Warrants, the Company shall fail for any reason or for no reason, within three (3) trading days of receipt of the Exercise Delivery Documents in compliance with the terms of this Section 1, to issue to the Holder a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register, or to credit the Holder’s balance account with DTC for such number of Warrant Shares to which the Holder is entitled, and if on or after such third (3rd) business day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Warrant Shares issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) business days after the Holder’s written request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or to credit such balance account (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares, or to credit the Holder’s balance account with DTC for such Warrant Shares, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares, times (B) the Closing Bid Price (as defined below) on the date of exercise.

     As used in this Warrant Certificate, “Closing Bid Price” means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined in Section 2.1), as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Pink (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

1.5 Cashless Exercise Under Certain Circumstances.

      Notwithstanding anything contained herein to the contrary, if, at any time following the Issuance Date, a registration statement under the United States Securities Act of 1933, as amended, including any amendments or supplements thereto, registering the Warrant Shares (a “Registration Statement”) is not effective thereunder, prior to the Time of Expiry, and for so long as a Registration Statement is not effective, any holder of any Warrant must exercise the Warrants in whole or in part on a “cashless basis” and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
                                      B

For purposes of the foregoing formula:

A = the total number of Warrant Shares with respect to which the Warrants are then being exercised.

B = the Weighted Average Price (as defined below) of the Common Shares (as reported by Bloomberg) for the five consecutive trading days ending on the date immediately preceding the Exercise Date.

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

     As used in this Warrant Certificate, “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Pink. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

     For the avoidance of doubt, in the event that these Warrants may not be exercised for cash pursuant to Section 1.1 hereof due to the lack of a then effective and current Registration Statement registering the Warrant Shares with the Commission and an exemption from registration or qualification under applicable federal and state securities laws is not otherwise available for such exercise, the sole method of exercise available to a Holder shall be a “cashless exercise” pursuant to Section 1.5 hereof. Notwithstanding anything contained herein to the contrary, in no event shall the Holder be entitled to demand a “net cash settlement” of these Warrants.

1.6 Beneficial Ownership.

      The Company shall not effect the exercise of the Warrants, and the Holder shall not have the right to exercise the Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates (as such term is defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”))) would beneficially own in excess of 9.99% of the Common Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Common Shares beneficially owned by such person and its affiliates shall include the number of Warrant Shares issuable upon exercise of the Warrants with respect to which the determination of such sentence is being made, but shall exclude Warrant Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Warrant Certificate, in determining the number of outstanding Common Shares, the Holder may rely on the number of outstanding Common Shares as reflected in the most recent of (1) the Company’s most recent Annual Report on Form 10-K, the Company’s most recent Quarterly Report on Form 10-Q, or other public filing by the Company with the Commission, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding Common Shares was reported. The provisions of this paragraph shall be construed, corrected and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

1.7 Fractional Warrant Share.

      Fractional Warrant Shares shall not be issued upon the exercise of any Warrants. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole Warrant Share.

2.   Anti-Dilution Protection.

2.1 Definitions.

      For the purposes of Section 2 the words and terms defined below shall have the respective meanings specified therefor in this subsection 2.1:

(i)	“Adjustment Period” means the period commencing on the Issuance Date and ending at the Time of Expiry;

(ii)

“Current Market Price per Common Share”, at any date, means the volume weighted average price per Common Share at which the Common Shares have traded (each, a “Trading Day”) on the NYSE MKT LLC (or if the Common Shares are not then listed on the NYSE MKT LLC, the recognized stock exchange on which the Common Shares are listed on which the greatest volume of Common Shares were traded during the period referenced below or, if the Common Shares are not so listed on any recognized stock exchange, then on the over-the-counter market on which the Common Shares are traded as selected by action of the directors acting reasonably for such purpose) (the “Principal Market”), during the five (5) most recent Trading Days ending on the third Trading Day before such date on which there has occurred at least one trade of at least one board lot of Common Shares prior to such date, such weighted average price to be determined by dividing the aggregate sale price of all Common Shares sold in board lots on such exchange or market, as the case may be, during the said five (5) Trading Days, by the number of Common Shares so sold;

(iii)

“Dividends Paid in the Ordinary Course” means any dividend declared payable on the Common Shares (whether in cash, securities, property or assets) in any fiscal year of the Company to the extent that such dividends do not exceed, in the aggregate, the greater of: (i) the aggregate value of dividends declared payable by the Company on the Common Shares in its immediately preceding fiscal year; (ii) the arithmetic mean of the aggregate value of dividends declared payable by the Company on the Common Shares in its three immediately preceding fiscal years; and (iii) 100% of the aggregate consolidated net income of the Company, before extraordinary items, for its immediately preceding fiscal year (such consolidated net income to be computed in accordance with United States generally accepted accounting principles);

(iv)

“director” means a director of the Company for the time being and reference herein to an “action by the directors” means an action by the directors of the Company as a board or, whenever duly empowered, an action by a committee of directors;

(v)	“recognized stock exchange” means a stock exchange or quotation system recognized by the Commission; and

(vi)	“TSX” means the Toronto Stock Exchange.

2.2 Adjustments.

      The Exercise Price and the number of Warrant Shares shall, while any Warrants are still outstanding and unexercised, be subject to adjustment from time to time upon the occurrence of any of the events and in the manner provided as follows:

(a)	If and whenever during the Adjustment Period, the Company shall:

(i)

declare a dividend or make a distribution on its Common Shares payable in Common Shares (or securities exchangeable for or convertible into Common Shares), other than Dividends Paid in the Ordinary Course; or

	(ii)	subdivide or change its outstanding Common Shares into a greater number of Common Shares; or

	(iii)	reduce, combine or consolidate its outstanding Common Shares into a lesser number or Common Shares,

(any of such events in paragraphs (i), (ii) or (iii) above being called a “Share Reorganization”), then effective immediately after the record date or effective date, as the case may be, at which the holders of Common Shares are determined for the purposes of the Share Reorganization, the Exercise Price shall be adjusted to a price determined by multiplying the applicable Exercise Price in effect on such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of additional Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares immediately after giving effect to such Share Reorganization).

(b)

If and whenever during the Adjustment Period the Company shall fix a record date for the payment, issue or distribution to all or substantially all of the holders of the Common Shares of (i) a dividend, (ii) cash or assets (including evidences of the Company’s indebtedness), or (iii) rights or other securities (including without limitation, securities convertible into or exchangeable for Common Shares), and such payment, issue or distribution does not constitute a Dividend Paid in the Ordinary Course or a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted as determined by action of the directors (whose determination shall be conclusive) effective immediately after such record date by an amount that is no greater than the difference between (x) the volume weighted average trading price of the Common Shares on the Principal Market for the five (5) most recent Trading Days ending immediately prior to the Trading Day the Common Shares begin trading on an “ex-distribution” basis, and (y) the volume weighted average trading price of the Common Shares on the Principal Market for the five (5) most recent Trading Days beginning immediately after the Trading Day the Common Shares commence trading on an “ex-distribution” basis.

Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such payment, issuance or distribution is not so made or any rights, options or warrants so distributed are not exercised, the Exercise Price shall be readjusted effective immediately to the Exercise Price which would then be in effect based upon such payment, issuance or distribution actually made, or based on the Common Shares or securities exchangeable or convertible for Common Shares actually delivered upon the exercise of any rights, options or warrants as the case may be but subject to any other adjustment required hereunder by reason of any event arising after the record date.

(c)

If and whenever at any time during the Adjustment Period there shall be a reorganization, reclassification or other change of Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Company with or into any other company or other entity, or a transfer of all or substantially all of the undertaking or assets of the Company to another company or entity, in each case in which the holders of Common Shares are entitled to receive shares, other securities or property, including cash, (any of such events being herein called a “Capital Reorganization”), any Holder who exercises his right to subscribe for and purchase Warrant Shares pursuant to the exercise of the Warrants after the effective date of such Capital Reorganization shall be entitled to receive, and shall accept for the same aggregate consideration in lieu of the number of Warrant Shares to which such Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, including cash, which such Holder would have received as a result of such Capital Reorganization had he exercised his right to acquire Warrant Shares immediately prior to the effective date or record date, as the case may be, of the Capital Reorganization and had he been the holder of such Warrant Shares on such effective date or record date, as the case may be, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in subsection 2.2(b). If determined appropriate by the directors, acting reasonably, and subject to any required prior approval of the NYSE MKT LLC, TSX and any other stock exchange or market on which the Common Shares may be listed or traded, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this subsection 2.2, with respect to the rights and interests thereafter of a Holder to the end that the provisions set forth in this subsection 2.2 shall thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property, including cash, thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in an agreement supplemental hereto approved by action by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be appropriate adjustments.

(d)

If and whenever at any time during the Adjustment Period there shall occur a Share Reorganization which results in an adjustment to the Exercise Price pursuant to subsection 2.2(a), the number of Warrants Shares purchaseable (at the adjusted Exercise Price) shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Warrant Shares theretofore purchaseable on the exercise thereof by a fraction, the numerator of which shall be the applicable Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the applicable Exercise Price resulting from such adjustment.

(e)

In case the Company during the Adjustment Period shall take any action affecting the Common Shares, other than action described above in this subsection 2.2 which in the opinion of the directors, acting reasonably, would materially adversely affect the rights of the Holder, the Exercise Price or the number of Warrant Shares shall be adjusted in such manner, if any, and at such time, by action by the directors, acting reasonably, as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approval.

2.3 Rules.

      For the purposes of subsection 2.2 hereof, any adjustment shall be made successively whenever an event referred to therein shall occur, subject to the following provisions:

(a)

subject to subsection 2.3(b), as to any fraction of a Common Share which the Holder would otherwise be entitled upon the occurrence of the adjustment(s) described above, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the then applicable Exercise Price or round up to the next whole share;

(b)

no adjustment to an Exercise Price shall be required unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the number of Warrant Shares will be required to be made unless the cumulative effect of such adjustment or adjustments would change the number of Warrant Shares by at least one Warrant Share and, for greater clarity, any adjustment which, except for the qualification of this section, would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that in no event shall the Company be obligated to issue fractional Warrant Shares or fractional interests in Warrant Shares upon exercise of a Warrant;

(c)

if a dispute shall at any time arise with respect to adjustments to the Exercise Price or the number of Warrant Shares purchasable pursuant to the exercise rights represented by a Warrant, such disputes shall be conclusively determined by the Company’s auditors or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors and any such determination, shall be conclusive evidence of the correctness of any adjustments made;

(d)

if the Company shall set a record date to determine the holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights, options or warrants and shall thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Warrant Shares shall be required by reason of the setting of such record date; and

(e)

in any case in which this Warrant Certificate requires that an adjustment become effective immediately after a record date for an event referred to in subsection 2.2 hereof, the Company may defer, until the occurrence of such event:

(i)

issuing to the Holder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Warrant Shares issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Holder any distribution declared with respect to such additional Warrant Shares after such record date and before such event;

provided, however, that the Company delivers to the Holder an appropriate instrument evidencing the right of the Holder, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and/or the number of Warrant Shares.

2.4 Taking of Actions.

      As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 2.2 hereof, the Company shall take any action that may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all of the Common Shares which the Holder is entitled to receive in accordance with the provisions of this Warrant Certificate.

2.5 Notice.

      At least seven days prior to the effective date or record date, as the case may be, of any event that requires or that may require an adjustment in any of the exercise rights of the Holder under this Warrant Certificate, including the number of Warrant Shares, the Company shall deliver to the Holder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which a certificate has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Holder hereof a certificate of the Company showing how such adjustment was computed. The Company hereby covenants and agrees that the register of transfers and share transfer books for the Common Shares shall be open during normal business hours for inspection by the Holder, and that the Company will not take any action which might deprive the Holder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such seven day period.

3.  Shares to be Reserved.

     The Company will at all times take all action necessary to reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon the exercise of the Warrants, 100% of the number of Warrant Shares as are then issuable upon the exercise of the Warrants (without regard to any limitations on exercise). The Company covenants and agrees that all Warrant Shares that are so issuable will, upon issuance in accordance with the terms of this Warrant Certificate and applicable laws, be duly authorized, fully paid and non-assessable. The Company will take such actions as may be reasonably necessary and as are within its power to ensure that all such Warrant Shares may be so issued without violation of any applicable laws or the applicable requirements of any stock exchange upon which the Common Shares of the Company may be listed.

4.  Noncircumvention.

     The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Certificate, and will at all times in good faith comply with all the provisions of this Warrant Certificate and take all actions consistent with effectuating the purposes of this Warrant Certificate. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of the Warrants.

5.  Warrant Holder Not Deemed a Shareholder.

     Except as otherwise specifically provided herein, the Holder, solely in such person’s capacity as a holder of the Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder, solely in such person’s capacity as the Holder of the Warrants, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such person is then entitled to receive upon the due exercise of a Warrant. In addition, nothing contained in this Warrant Certificate shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of a Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.  The Register.

     The Company shall keep:

(a)

at the principal office of the Company, a register of holders of the Warrants represented by this Warrant Certificate or any portion thereof in which shall be entered in alphabetical order the names and addresses of the holders and particulars of the Warrants held by them; and

(b)

at the principal office of the Company, a register of transfers in which all transfers of the Warrants represented by this Warrant Certificate or any portion thereof and the date and other particulars of each transfer shall be entered.

7.  Transfer of Warrants.

     Subject to the following provisions of this Section 7 and applicable laws, the Warrants evidenced hereby and/or any portion of the rights to subscribe for and purchase Warrant Shares hereunder may be transferred by the Holder. No transfer of the Warrants evidenced hereby or any portion of the rights hereunder will be valid unless duly entered on the appropriate register of transfers, upon the surrender to the Company of this Warrant Certificate accompanied by a duly completed Transfer Form in substantially the form attached as Exhibit “2” hereto executed by the registered Holder or its executors, administrators or other legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Company, and, upon compliance with all applicable securities laws and such other reasonable requirements as the Company may prescribe, such transfer will be duly recorded by the Company on the applicable registers. If less than all of the Warrants represented by this Warrant Certificate are transferred, the Holder shall receive a new Warrant Certificate representing the portion of such Warrants that were not transferred, registered in the name of the Holder.

     The Warrants may not be sold, transferred or otherwise disposed of to a Canadian resident for a period of four (4) months and one (1) day from the Issuance Date, nor may the Holder enter into any discussions, negotiations or agreements within Canada with respect to the sale, transfer or disposition of any of the Warrants for a period of four (4) months and one (1) day from the Issuance Date.

8.  Replacement.

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Company, upon delivery of an indemnity and/or surety bond in amount and form satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Company shall issue and deliver to the Holder a replacement certificate containing the same legends, terms and conditions as this Warrant Certificate.

9.  Expiry Date.

     The Warrants shall expire and all rights to purchase Warrant Shares hereunder shall cease and become null and void at 5:00 p.m. (New York time) on December [•], 2017.

10. Time.

      Time shall be of the essence of this Warrant Certificate.

11. Business Day.

      In the event that any day on or before which any action is required or permitted to be taken hereunder is not a business day, such action shall be required or permitted to be taken on or before the requisite time on the next succeeding day that is a business day.

12. Notices.

      Whenever notice is required or permitted to be given under this Warrant Certificate, unless otherwise provided herein, such notice will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, Idaho 83706
Attention: Daniel J. Kunz, Chief Executive Officer
Facsimile: (208) 424-1030

with copies to:

Dorsey & Whitney LLP
Columbia Center
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104
Attention: Christopher J. Barry
Kimberley R. Anderson
Facsimile: (206) 903-8820

if to the Holder, at its address appearing on the register hereinbefore mentioned, or at such other address or addresses as may have been furnished to the Company in writing.

13. Amendment and Waiver.

      These Warrants are part of a series of warrants to purchase Common Shares of the Company issued on the Issuance Date (collectively, the “2012 Warrants”). Except as otherwise provided herein, the provisions of these Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the 2012 Warrants then outstanding.

14. Governing Law.

      This Warrant Certificate shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

15. Successor.

      The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other company (herein called a “Successor Company”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the Successor Company shall have executed such instruments and done such things as the Company, acting reasonably, considers to be necessary or advisable to establish that upon the consummation of such transaction:

(a)	the Successor Company will have assumed all the covenants and obligations of the Company under this Warrant Certificate, and

(b)

this Warrant Certificate will be a valid and binding obligation of the Successor Company entitling the Holder, as against the Successor Company, to all the rights of the Holder under this Warrant Certificate (without limitation reflecting any adjustments to which the Holder may be entitled as a result of such transaction pursuant to Sections 2.2 and 2.3).

     Whenever the conditions of this Section 15 shall have been duly observed and performed, the Successor Company shall possess, and from time to time may exercise, each and every right and power of the Company under this Warrant Certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the Successor Company.

16. General.

      This Warrant Certificate is not valid for any purpose whatsoever unless and until it has been signed by or on behalf of the Company. The holding of the Warrants evidenced by this Warrant Certificate shall not be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company nor entitle the holder hereof to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

     DATED as of the ___ day of ________________, 2012.

U.S. GEOTHERMAL INC.

Name:
Title:

EXHIBIT 1

Subscription Form

     The undersigned Holder hereby irrevocably elects to exercise the number of Warrants of U.S. Geothermal Inc. (the “Company”) set out below for the number of Warrant Shares as set forth below, evidenced by the attached certificate representing Warrants issued by the Company (the “Warrant Certificate”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant Certificate:

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

(A)	________ a “Cash Exercise” with respect to:

	(i)	Number of Warrants to be exercised: ______________________________

	(ii)	Number of Warrant Shares to be acquired:______________________________

	(iii)	Exercise Price per Warrant:______________________________

; and/or

(B)	________ a “Cashless Exercise” with respect to:

	(i)	Number of Warrants to be exercised:______________________________

	(ii)	Number of Warrant Shares to be acquired:______________________________

     2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of US$ ___________________[1(A)(ii) multiplied by 1(A)(iii) above)] to the Company in accordance with the terms of the Warrant Certificate.

     3. Delivery of Warrant Shares. The Holder directs Warrant Shares to be registered and issued as directed below and the Company shall deliver to the Holder such Warrant Shares in accordance with the terms of the Warrant Certificate.

     4. The Holder acknowledges that the Warrants are exercisable only in accordance with applicable laws.

Please check one of the following options and complete the Required Information below:

Option 1

[ ]

Please deliver the Warrant Shares by crediting the account of the Holder’s broker (as specified by such Holder below) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby the Holder’s broker will initiate a DWAC transaction using its DTC participant identification number.

OR

Option 2

[ ]	Please deliver a stock certificate evidencing the Warrant Shares registered in the name of the registered holder specified by the Holder below to the address specified by the Holder below.

Required Information:

1.	The exact name that your Warrant Shares are to
be registered in. You may use a nominee name if
appropriate:

2.	The relationship between the Holder and the
registered holder listed in response to item 1
above:

3.	The mailing address of the registered holder listed
in response to item 1 above:

4.	The Social Security Number or Tax Identification
Number of the registered holder listed in response
to item 1 above:

5.	Name of DTC Participant (broker-dealer at which
the account or accounts to be credited with the
Warrant Shares are maintained) (Option 1 only):

6.	DTC Participant Number (Option 1 only):

7.	Name of Account(s) at DTC Participant being
credited with the Warrant Shares (Option 1 only):

8.	Account Number(s) at DTC Participant being
credited with the Warrant Shares (Option 1 only):

DATED this_______ day of____________ , 20_____.

(Signature of registered Holder)

(Name of registered Holder)

EXHIBIT 2

Transfer Form

FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns to___________________ , whose address is ________________________________________Warrants represented by the within Warrant Certificate and appoints U.S. Geothermal Inc. attorney to transfer the said Warrants on its books with full power of substitution in the premises.

DATED this______ day of___________ , 20_____.

 In the presence of: Signature of Holder guaranteed by:

(Signature of registered Holder hereof)

(Name of registered Holder hereof)

NOTICE:

The signature to this Transfer Form must correspond with the name as it appears on the face of the Warrant Certificate, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrants.